Exhibit 10.2

EXECUTION VERSION

OMNIBUS AGREEMENT

AMONG

COSTAMARE INC.

COSTAMARE VENTURES INC.

COSTAMARE PARTNERS LP

COSTAMARE PARTNERS GP LLC

COSTAMARE PARTNERS HOLDINGS LLC

SPARROW HOLDINGS, L.P.

BLUEBIRD HOLDINGS, L.P.

AND

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS LLC

i

SCHEDULES

Schedule I

ANNEXES

Annex A – Form Purchase and Sale Agreement

ii

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT has been executed and delivered on October 1, 2014, and will automatically become effective concurrent with and as of the Closing Date (as defined herein), among COSTAMARE VENTURES INC., a Marshall Islands corporation and a wholly-owned subsidiary of CMRE (as defined herein), COSTAMARE INC., a Marshall Islands corporation (“CMRE”), COSTAMARE PARTNERS LP, a Marshall Islands limited partnership (the “MLP”), COSTAMARE PARTNERS GP LLC, a Marshall Islands limited liability company (including any permitted successors and assigns under the MLP Agreement (as defined herein)) (the “General Partner”), COSTAMARE PARTNERS HOLDINGS LLC, a Marshall Islands limited liability corporation, SPARROW HOLDINGS, L.P., a Cayman Islands exempted limited partnership (“Sparrow”), BLUEBIRD HOLDINGS, L.P., a Cayman Islands exempted limited partnership (“Bluebird” and, together with Sparrow, “York”), and YORK CAPITAL MANAGEMENT GLOBAL ADVISORS LLC, a limited liability company incorporated under the laws of the State of New York (“York Capital”), on behalf of itself and the York Funds (as defined below).

RECITALS:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the CMRE Entities (as defined herein) and York will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Partnership Group (as defined herein) and accepted or declined.

2. Costamare Ventures Inc., CMRE, Sparrow and York Capital (as defined below) are parties to a Framework Agreement (as defined herein), pursuant to which certain jointly owned companies (“JV Entities”) may acquire containership vessels (“JV Vessels”).

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Partnership Group (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to CMRE and accepted or declined (and, if accepted, may, pursuant to the Framework Agreement, be acquired by a JV Entity).

4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to the MLP’s right of first offer relating to Five-Year Vessel Interests that CMRE might own, including any JV Vessel Interests (as defined herein) that CMRE, York or a JV Entity might own, to the extent that they constitute Five-Year-Vessel Interests.

5. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles VI and VII, with respect to the rights of the MLP to purchase the Valence Interests or the Substitute Vessel Interests (each as defined herein) from CMRE and the agreement by CMRE and York to offer the General Partner the right to purchase the Hull NCP0113 Interests, Hull NCP0114 Interests, Hull NCP0115 Interests, Hull NCP0116 Interests, Hull S2121 Interests, Hull S2122 Interests, Hull S2123 Interests, Hull S2124 Interests and Hull S2125 Interests (in each case, as defined herein).

6. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VIII and, with respect to any vessels acquired by the MLP pursuant to Article IV, Article VI or Article VII, as more fully set forth in Annex A, with respect to certain indemnification obligations of CMRE.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 4.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 10.6 hereof.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, legal and other similar costs (except with respect to Section 2.2(b) where Break-up Costs shall be deemed to include only administrative costs associated with transfer and re-flagging, including related legal costs) to (a) the CMRE Entities and, with respect to a JV Vessel, a York Entity, or a JV Entity, as applicable, that would be required to transfer Five-Year Vessels acquired by the CMRE Entities and, with respect to JV Vessels, JV Entities, as applicable, as part of a larger transaction to a Partnership Group Member pursuant to Sections 2.2(b) or 2.2(d)(i), or (b) the Partnership Group that would be required to transfer Non-Five-Year Vessels acquired by the Partnership Group as part of a larger transaction to a CMRE Entity pursuant to Section 3.2(b)(i).

“business day” means a day (other than a Saturday or a Sunday) on which banks are open for commercial business in New York, United States and London, England.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act or any successor provision), other than CMRE, York or their Affiliates with respect to the General Partner or the MLP or a Permitted Holder with respect to CMRE, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Closing Date” means the date of the closing of the initial public offering of common units representing limited partner interests and the issue of the incentive distribution rights in the MLP.

“CMRE” is defined in the introduction to this Agreement.

“CMRE Entities” means CMRE and any Person controlled, directly or indirectly, by CMRE, other than the Partnership Entities.

“Conflicts Committee” means the Conflicts Committee of the board of directors of the General Partner.

“Contribution Assets” has the meaning given such term in Section 8.1.

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“Covered Environmental Losses” means all Losses suffered or incurred by the Partnership Group by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws by a CMRE Entity; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Partnership Group or the CMRE Entities of the Contribution Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Contribution Assets), including, without limitation, the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), occurred before the Closing Date; and, provided, that in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“Election Notice” has the meaning given such term in Section 4.1(b).

“Election Period” has the meaning given such term in Section 4.1(b)(i).

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Evergreen” means the Evergreen Group and its members, which are the charterers of the Valence, each Substitute Vessel, Hull S2121, Hull S2122, Hull S2123, Hull S2124 and Hull S2125.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Non-Compete Notice Period” has the meaning given such term in Section 4.1.

“Existing Non-Compete Vessel” has the meaning given such term in Section 4.1.

“Existing Non-Compete Vessel Interests” means all of CMRE’s and, with respect to any JV Vessel, CMRE’s and York’s respective rights, title and interests in the Existing Non-Compete Vessel, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such Existing Non-Compete Vessel and any leasehold interests to the extent that such Existing Non-Compete Vessel is subject to a financing lease, or any other interests in any of the CMRE Entities or, with respect to any JV Vessel that is an Existing Non-Compete Vessel, any of the JV Entities or York Entities holding JV Vessel Interests, and including any charters or other agreements relating to the operation of such Existing Non-Compete Vessel then in effect.

“Existing Option Exercise Notice” has the meaning given such term in Section 6.2(a).

“Existing Option Exercise Period” has the meaning given such term in Section 6.2(a).

“First Offer Negotiation Period” has the meaning given such term in Section 5.2(c).

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“Five-Year Vessel” means any containership vessel, which at the time of determination, is less than seven years-old with a cargo capacity greater than 8,000 TEU and under a charter for five full years or more, which for charters that are existing at the time of such determination shall mean charters with a remaining term of five full years or more, together with the related charter (including, to the extent such a containership vessel is subject to a financing lease, the interests in the charter or other agreements relating to such containership vessel).

“Five-Year Vessel Interests” means all of the rights, title and interests of CMRE, a York Entity or a JV Entity, as applicable, in the relevant Five-Year Vessel, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such Five-Year Vessel and any leasehold or bareboat charter interests to the extent that such Five-Year Vessel is subject to a financing lease, or any other interests in such Five-Year Vessel and including any charters or other agreements relating to the operation of such Five-Year Vessel then in effect.

“Framework Agreement” means the Framework Deed between CMRE and its wholly-owned subsidiary, Costamare Ventures Inc., on the one hand, and York Capital and its affiliated fund, Sparrow Holdings L.P., on the other, pursuant to which CMRE and York Capital agreed to invest in JV Vessels through JV Entities, as the same may be amended from time to time, including pursuant to an amendment deed effective as of the Closing Date between the parties to the Framework Agreement.

“General Partner” is defined in the introduction to this Agreement.

“Hanjin Subic Bay” means HHIC-Phil Inc., which is building the Hull NCP0113, Hull NCP0114, Hull NCP0115 and Hull NCP0116.

“Hull NCP0113” means the containership vessel currently designated NCP0113 being built by Hanjin Subic Bay pursuant to a related shipbuilding contract between Kemp Maritime Co., as buyer, and Hanjin Subic Bay, as builder, dated July 31, 2013, as the same may be amended, restated or novated from time to time.

“Hull NCP0113 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull NCP0113, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull NCP0113 is subject to a financing lease, or any other interests in Hull NCP0113 and including any charters or other agreements relating to the operation of Hull NCP0113 then in effect.

“Hull NCP0114” means the containership vessel currently designated NCP0114 being built by Hanjin Subic Bay pursuant to a related shipbuilding contract between Hyde Maritime Co., as buyer, and Hanjin Subic Bay, as builder, dated July 31, 2013, as the same may be amended, restated or novated from time to time.

“Hull NCP0114 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull NCP0114, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull NCP0114 is subject to a financing lease, or any other interests in Hull NCP0114 and including any charters or other agreements relating to the operation of Hull NCP0114 then in effect.

“Hull NCP0115” means the containership vessel currently designated NCP0115 being built by Hanjin Subic Bay pursuant to a related shipbuilding contract between Ainsley Maritime Co., as buyer, and Hanjin Subic Bay, as builder, dated December 6, 2013, as the same may be amended, restated or novated from time to time.

“Hull NCP0115 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull NCP0115, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull NCP0115 is subject to a financing lease, or any other interests in Hull NCP0115 and including any charters or other agreements relating to the operation of Hull NCP0115 then in effect.

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“Hull NCP0116” means the containership vessel currently designated NCP0116 being built by Hanjin Subic Bay pursuant to a related shipbuilding contract between Ambrose Maritime Co., as buyer, and Hanjin Subic Bay, as builder, dated December 6, 2013, as the same may be amended, restated or novated from time to time.

“Hull NCP0116 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull NCP0116, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull NCP0116 is subject to a financing lease, or any other interests in Hull NCP0116 and including any charters or other agreements relating to the operation of Hull NCP0116 then in effect.

“Hull S2121” means the containership vessel currently designated S2121 being built by Samsung pursuant to a related shipbuilding contract between Benedict Maritime Co., as buyer, and Samsung, as builder, dated January 7, 2014, as the same may be amended, restated or novated from time to time.

“Hull S2121 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull S2121, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull S2121 is subject to a financing lease, or any other interests in Hull S2121 and including any charters or other agreements relating to the operation of Hull S2121 then in effect.

“Hull S2122” means the containership vessel currently designated S2122 being built by Samsung pursuant to a related shipbuilding contract between Bertrand Maritime Co., as buyer, and Samsung, as builder, dated January 7, 2014, as the same may be amended, restated or novated from time to time.

“Hull S2122 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull S2122, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull S2122 is subject to a financing lease, or any other interests in Hull S2122 and including any charters or other agreements relating to the operation of Hull S2122 then in effect.

“Hull S2123” means the containership vessel currently designated S2123 being built by Samsung pursuant to a related shipbuilding contract between Beardmore Maritime Co., as buyer, and Samsung, as builder, dated January 7, 2014, as the same may be amended, restated or novated from time to time.

“Hull S2123 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull S2123, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull S2123 is subject to a financing lease, or any other interests in Hull S2123 and including any charters or other agreements relating to the operation of Hull S2123 then in effect.

“Hull S2124” means the containership vessel currently designated S2124 being built by Samsung pursuant to a related shipbuilding contract between Schofield Maritime Co., as buyer, and Samsung, as builder, dated January 7, 2014, as the same may be amended, restated or novated from time to time.

“Hull S2124 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull S2124, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull S2124 is subject to a financing lease, or any other interests in Hull S2124 and including any charters or other agreements relating to the operation of Hull S2124 then in effect.

“Hull S2125” means the containership vessel currently designated S2125 being built by Samsung pursuant to a related shipbuilding contract between Fairbank Maritime Co., as buyer, and Samsung, as builder, dated January 7, 2014, as the same may be amended, restated or novated from time to time.

“Hull S2125 Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in Hull S2125, including the shares of capital stock, limited liability company interests, limited

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partnership interests or joint venture interests in any entity owning such vessel and any leasehold or bareboat charter interests to the extent that Hull S2125 is subject to a financing lease, or any other interests in Hull S2125 and including any charters or other agreements relating to the operation of Hull S2125 then in effect.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“JV Entity” has the meaning given such term in the Recitals.

“JV Vessel” is defined in the introduction to this Agreement, including, as of the date of this Agreement, Hull NCP0113, Hull NCP0114, Hull NCP0115, Hull NCP0116, Hull S2121, Hull S2122, Hull S2123, Hull S2124 and Hull S2125.

“JV Vessel Interests” means all of the rights, title and interests of CMRE, York or a JV Entity, as applicable, in a JV Vessel, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such JV Vessel and any leasehold or bareboat charter interests to the extent that such JV Vessel is subject to a financing lease, or any other interests in such JV Vessel and including any charters or other agreements relating to the operation of such JV Vessel then in effect, including, as of the date of this Agreement.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental, exemplary, punitive or consequential damages.

“Management” means the executive officers of the General Partner.

“MLP” is defined in the introduction to this Agreement.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“New Build Interest Option Period” has the meaning given such term in Section 7.1(a).

“New Build Option Exercise Notice” has the meaning given such term in Section 7.2(b).

“New Build Option Exercise Period” has the meaning given such term in Section 7.2(b).

“New Non-Compete Vessel” has the meaning given such term in Section 4.2.

“New Non-Compete Vessel Interests” means all of the rights, title and interests of CMRE in a New Non-Compete Vessel and, with respect to a New Non-Compete Vessel which is a JV Vessel, CMRE, York or a JV Entity, as applicable, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such New Non-Compete Vessel and any leasehold or bareboat charter interests to the extent that such New Non-Compete Vessel is subject to a financing lease, or any other interests in such New Non-Compete Vessel and including any charters or other agreements relating to the operation of such New Non-Compete Vessel then in effect.

“Non-Compete Commencement Date” means the earliest date on which the options provided for under Article VII are no longer exercisable, either as a result of (x) the expiration of the last of the New Build Interest Option Periods as provided under Article VII or (y) the Partnership Entities having made elections with respect to each of the Hull NCP0113 Interests, Hull NCP0114 Interests, Hull NCP0115 Interests, Hull NCP0116 Interests, Hull S2121 Interests, Hull S2122 Interests, Hull S2123 Interests, Hull S2124 Interests and Hull S2125

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Interests as to whether the Partnership Entities will exercise or not exercise the option to purchase such interests under Article VII.

“New Non-Compete Notice Period” has the meaning given such term in Section 4.2.

“Non-Five-Year Vessel” means any containership vessel that is not a Five-Year Vessel.

“Non-Five-Year Vessel Interests” means all of the rights, title and interests of a Partnership Group Member, CMRE, a York Entity or a JV Entity, as applicable, in the relevant Non-Five-Year Vessel, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such Non-Five-Year Vessel and any leasehold or bareboat charter interests to the extent that a Non-Five-Year Vessel is subject to a financing lease, or any other interests in a Non-Five-Year Vessel and including any charters or other agreements relating to the operation of a Non-Five-Year Vessel then in effect.

“Offer” has the meaning given such term in Section 4.2.

“Offered Assets” has the meaning given such term in Section 4.2.

“Offeree” has the meaning given such term in Section 4.2.

“Offer Period” has the meaning given such term in Section 4.2(b)(i).

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Partnership Entities” means the General Partner, the MLP and any Person controlled by the General Partner or the MLP.

“Partnership Group” means the MLP and any Person controlled by the MLP.

“Partnership Group Member” means any Person in the Partnership Group.

“Permitted Holder” means (i) Achillefs Konstantakopoulos, his descendants and his Affiliates, (ii) Christos Konstantakopoulos, his descendants and his Affiliates, (iii) Konstantinos Konstantakopoulos, his descendants and his Affiliates and (iv) any group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

“Permitted Transaction” has the meaning given to such term in Section 2.3.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Transferee” has the meaning given such term in Section 5.2(a).

“Restrictive Covenant Agreement” means the Restrictive Covenant Agreement between CMRE and Konstantinos Konstantakopoulos, dated November 3, 2010, as amended from time to time, pursuant to which CMRE and Konstantinos Konstantakopoulos agreed to limit the activities of Konstantinos Konstantakopoulos, because of his capacity as a director and officer of CMRE, to prohibit certain activities that may compete with the business of CMRE.

“Sale Assets” has the meaning given such term in Section 5.2(a).

“Samsung” means Samsung Heavy Industries Co., Ltd., which is building the Hull S2121, Hull S2122, Hull S2123, Hull S2124 and Hull S2125.

“Shipbroker” means Arrow Research Ltd. of London, England, Braemar Seascope of London, England, Maersk Brokers of London, England and Howe Robinson of London, England.

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“Substitute Vessel” means any one of the Valor (currently registered under Quentin Shipping Co. as the owner and with IMO No. 9628154), the Valiant (currently registered under Sander Shipping Co. as the owner and with IMO No. 9628178), or the Vantage (currently registered under Undine Shipping Co. as the owner and with IMO No. 9628192), which were delivered in 2013; provided that such vessels are chartered to the same charterer, and subject to the same charter rate (or no lower) and charter length (or no more than three months shorter remaining duration) as those applicable to the Valence.

“Substitute Vessel Interests” means all of CMRE’s rights, title and interests in any one particular Substitute Vessel, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning such Substitute Vessel and any leasehold interests to the extent that such Substitute Vessel is subject to a financing lease, or any other interests in any CMRE Entity holding interests in such Substitute Vessel and including any charters or other agreements relating to the operation of such Substitute Vessel then in effect.

“Transfer” means any transfer, assignment, sale or other disposition of any Five-Year Vessel Interests by a CMRE Entity and, with respect to any JV Vessel Interests, a York Entity or a JV Entity, as applicable; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from a CMRE Entity to another CMRE Entity, from a Partnership Group Member to another Partnership Group Member, from a York Entity to another York Entity (subject to Section 9.20), from a York Entity to a CMRE Entity, or from a CMRE Entity to a York Entity; (b) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party or pursuant to a financing lease; (c) transfers, assignments, sales or other dispositions pursuant to Articles II or III of this Agreement; or (d) grants of security interests in or mortgages or liens on such Five-Year Vessel Interests in favor of a bona fide third party lender (but not the foreclosing of any such security interest, mortgage or lien).

“Transfer Notice” has the meaning given such term in Section 5.2(a).

“Transferring Party” has the meaning given such term in Section 5.2(a).

“Valence” means the containership vessel named the Valence currently registered under Terance Shipping Co. as the owner and with IMO No. 9628180.

“Valence Interests” means all of CMRE’s rights, title and interests in the Valence, including the shares of capital stock, limited liability company interests, limited partnership interests or joint venture interests in any entity owning the Valence and any leasehold interests to the extent that the Valence is subject to a financing lease, or any other interests in any CMRE Entity holding interests in the Valence and including any charters or other agreements relating to the operation of the Valence then in effect.

“Voting Securities” means securities of any class of a Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of such Person.

“York Capital” is defined in the introduction to this Agreement.

“York Entity” means any person included in the definition of “York”, any York Fund or any of their respective Affiliates.

“York Funds” means together the investment funds formed or to be formed in the future for the purpose of holding JV Vessel Interests, which funds are managed or advised by York Capital or one of its Affiliates and being detailed in Schedule I, as amended from time to time.

For the avoidance of doubt, references in this Agreement to the “fair market value” of a vessel or interests in a vessel shall, where the context so admits, include any charter or other agreements relating to the applicable vessel or interest that are in effect at the time of such valuation.

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ARTICLE II

FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1. Five-Year Vessel Restricted Businesses. Following the Non-Compete Commencement Date, subject to Section 9.4 and except as permitted by Section 2.2 or pursuant to Section 4.1(a), each of the CMRE Entities and, during the Commitment Period (as such term is defined in the Framework Agreement), the York Entities and any JV Entity shall be prohibited from acquiring, owning, operating or chartering Five-Year Vessels or acquiring or owning Five-Year Vessel Interests.

Section 2.2. Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any CMRE Entity, York Entity or any JV Entity, in each case, subject to the terms of the Framework Agreement, from:

(a) acquiring, owning, operating or chartering (i) any containership vessel owned, operated or chartered in, or contracted for, by a CMRE Entity, York Entity or JV Entity prior to the Non-Compete Commencement Date, subject, however, to Section 4.1 and Article V or (ii) any Non-Five-Year Vessel;

(b) acquiring one or more Five-Year Vessels if such CMRE Entity, or with respect to a JV Vessel, such York Entity or JV Entity, as applicable, offers to sell the applicable Five-Year Vessel Interests in question to the Partnership Group in accordance with the procedures set forth in Section 4.2;

(c) putting a Non-Five-Year Vessel under charter for five full years or more if either (i) it does not result in the vessel becoming a Five-Year Vessel or (ii) it results in the vessel becoming a Five-Year Vessel and such CMRE Entity, or with respect to a JV Vessel, such York Entity or JV Entity, as applicable, offers to sell the applicable Non-Five-Year Vessel Interests in question to the Partnership Group, in accordance with the procedures set forth in Section 4.2;

(d) acquiring Five-Year Vessel Interests as part of the acquisition of a controlling interest in a business or package of assets which includes owning, operating or chartering the applicable Five-Year Vessel(s); provided, however, that:

(i) if less than a majority of the value of the business or assets acquired is attributable to Five-Year Vessel Interests, as determined in good faith by CMRE’s or York’s (as applicable) board of directors, the CMRE Entity or with respect to JV Vessel Interests, the York Entity or the JV Entity, as applicable, must offer to sell such Five-Year Vessel Interests to the Partnership Group for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 4.2; and

(ii) if a majority or more of the value of the business or assets acquired is attributable to Five-Year Vessel Interests, as determined in good faith by CMRE’s or York’s (as applicable) board of directors, CMRE, or with respect to JV Vessel Interests, the York Entity or the JV Entity, as applicable, shall notify the General Partner of the proposed acquisition in writing. The General Partner shall, not later than the 30th calendar day following receipt of such notice, notify CMRE, the York Entity or the JV Entity, as applicable, if it or any other Partnership Group Member wishes to acquire such Five-Year Vessel Interests forming part of that business or package of assets in cooperation and simultaneously with the CMRE Entity, the York Entity or JV Entity acquiring the Non-Five-Year Vessel Interests forming part of that business or package of assets. If the General Partner does not notify CMRE, the York Entity or the JV Entity of its intent to pursue the acquisition within such 30 calendar days, the CMRE Entity, the York Entity or JV Entity may proceed with the acquisition and then offer to sell such Five-Year Vessel Interests to the Partnership Group as provided in subsection (i) above;

(e) acquiring up to a non-controlling equity ownership, voting or profit participation interest in any company, business or pool of assets or lending to or investing in the debt of any company, business or pool of assets;

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(f) acquiring, owning, operating or chartering any Five-Year Vessel if the General Partner does not fulfill its obligation to purchase the applicable Five-Year Vessel Interests in accordance with the terms of any existing or future agreement;

(g) acquiring, owning, operating or chartering any Five-Year Vessel that is subject to an offer to purchase by a Partnership Group Member as described in paragraphs (b), (c) and (d) above, in each case pending the offer of the applicable Five-Year Vessel Interests to the General Partner and the General Partner’s determination pursuant to Section 4.2, whether to purchase the Five-Year Vessel Interests and, if the General Partner has determined to cause any Partnership Group Member to purchase such Five-Year Vessel Interests, pending the closing of such purchase;

(h) providing ship management services relating to any containership vessel;

(i) prior to the Non-Compete Commencement Date, owning, operating or chartering any Five-Year Vessel that CMRE, or with respect to a JV Vessel, a York Entity or a JV Entity, as applicable, owns or is under contract to purchase or charter in on the Closing Date and that is not part of the Partnership Group’s initial fleet on the Closing Date; or

(j) acquiring, owning, operating or chartering any Five-Year Vessel if the General Partner has previously advised CMRE or with respect to a JV Vessel, a York Entity or a JV Entity, as applicable, that it consents to such acquisition, ownership, operation or charter.

Section 2.3. Permitted Transactions. Nothing in this Agreement shall be interpreted to preclude any York Entity or, for the avoidance of doubt, York Capital or any of the funds managed or advised by York Capital or one of its Affiliates, from (a) investing in the debt of any container shipping company or any other person (whether as part of a loan-to-own strategy, with the aim to enter into debt-to-equity swaps or other forms of debt or capital restructuring of that business or person and the entry into any related transactions), (b) acquiring an interest in any containership vessel (whether or not a Five-Year Vessel or a Non-Five-Year Vessel) or an interest in a containership vessel owning entity (i) upon enforcement of security or in satisfaction of a judgment; (ii) following the exercise or realisation of any of its rights as a creditor to a business or any person (including, without limitation, by way of, or as a result of, debt-to-equity swaps; loan-to-own strategies or any other form of debt or capital restructuring); or (iii) by way of any other arrangement or transaction having a similar effect, but in the case of (a) and (b)(ii) and (iii), subject to Section 16.2 of the Framework Agreement (each a “Permitted Transaction”).

ARTICLE III

NON-FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 3.1. Non-Five-Year Vessel Restricted Businesses. Following the Non-Compete Commencement Date, subject to Section 9.4 and except as permitted by Section 3.2, each Partnership Group Member shall be prohibited from acquiring, owning, operating or chartering Non-Five-Year Vessels or acquiring or owning Non-Five-Year Vessel Interests.

Section 3.2. Permitted Exceptions. Notwithstanding any provision of Section 3.1 to the contrary, the restrictions in this Agreement shall not prevent any Partnership Group Member from:

(a) owning, operating or chartering any Non-Five-Year Vessel that was previously a Five-Year Vessel owned, operated or chartered by any Partnership Group Member or a vessel forming part of the Partnership Group’s initial fleet on the Closing Date;

(b) acquiring Non-Five-Year Vessel Interests as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or chartering the applicable Non-Five-Year Vessels; provided, however, that:

(i) if less than a majority of the value of the business or assets acquired is attributable to Non-Five-Year Vessel Interests, as determined in good faith by the General Partner, such

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Partnership Group Member must offer to sell such Non-Five-Year Vessel Interests to CMRE for their fair market value plus any applicable Break-up Costs in accordance with the procedures set forth in Section 4.2; and

(ii) if a majority or more of the value of the business or assets acquired is attributable to Non-Five-Year Vessel Interests, as determined in good faith by the General Partner, the MLP shall notify CMRE of the proposed acquisition in writing. CMRE shall, not later than the 30th calendar day following receipt of such notice, notify the General Partner if it or any other CMRE Entity wishes to acquire such Non-Five-Year Vessel Interests forming part of that business or package of assets in cooperation and simultaneously with the Partnership Group Member acquiring the Five-Year Vessels forming part of that business or package of assets. If CMRE does not notify the General Partner of its intent to pursue the acquisition within such 30 calendar days, the Partnership Group Member may proceed with the acquisition and then offer to sell such Non-Five-Year Vessel Interests to CMRE as provided in subsection (i) above;

(c) acquiring, owning, operating or chartering any Non-Five-Year Vessel that is subject to an offer to purchase by a CMRE Entity as described in paragraph (b) above pending the offer of the applicable Non-Five-Year Vessel Interests to CMRE and CMRE’s determination pursuant to Section 4.2 whether to purchase the Non-Five-Year Vessel Interests and, if CMRE has determined to purchase or cause any CMRE Entity to purchase such Non-Five-Year Vessel Interests, pending the closing of such purchase; or

(d) acquiring, owning, operating or chartering Non-Five-Year Vessels if CMRE has previously advised the General Partner that it consents to such acquisition, ownership, operation or charter.

The parties acknowledge that any acquisition of a containership vessel by CMRE pursuant to this Section 3.2 may be subject to the applicable provisions of the Framework Agreement.

ARTICLE IV

BUSINESS OPPORTUNITIES PROCEDURES

Section 4.1. Procedures for Existing Non-Compete Vessels. Subject to Section 2.3 above, in the event that a CMRE Entity and, with respect to JV Vessels, a JV Entity, as applicable, owns or operates any containership vessel that constitutes a Five-Year Vessel as of the Non-Compete Commencement Date (each such containership vessel, a “Existing Non-Compete Vessel”), then at any time and from time to time within 36 months after (x) the Non-Compete Commencement Date or, if later, (y) the date of delivery to and acceptance by the charterer (in each case, the “Existing Non-Compete Notice Period”), CMRE and, with respect to any JV Vessel Interests, York shall notify the General Partner and offer the General Partner the right for a Partnership Group Member to purchase the relevant Existing Non-Compete Vessel Interests at fair market value; provided, however that, during the Existing Non-Compete Notice Period, CMRE and York will be subject to such requirement to provide notice and offer for purchase any Existing Non-Compete Vessel Interests only if, at the time of such notice and offer, the relevant Existing Non-Compete Vessel constitutes a Five-Year Vessel; provided, further that if, at the end of the Existing Non-Compete Notice Period, any Existing Non-Compete Vessel constitutes a Five-Year Vessel and CMRE and, with respect to a JV Vessel which is an Existing Non-Compete Vessel that constitutes a Five-Year Vessel, York have not previously notified the General Partner and offered the Partnership Group the right to purchase the applicable Existing Non-Compete Vessel Interests, the Partnership Group shall have the right to purchase such Existing Non-Compete Vessel Interests at the end of the Existing Non-Compete Notice Period. The Partnership Group will then provide, within 30 calendar days of receipt of notice pursuant to this section (or of the end of the Existing Non-Compete Notice Period pursuant to the second proviso to the immediately foregoing sentence) (with such 30 calendar days being the “Election Confirmation Period”), written notice to CMRE and, as applicable, York that either:

(a) the General Partner has elected not to cause any Partnership Group Member to purchase, as applicable, such Existing Non-Compete Vessel Interests, in which event CMRE, York or such York Entity or JV Entity, as applicable, and their respective Affiliates shall, subject to Section 2.2(c) and to the other terms of this Agreement which expressly continue to apply to such Existing Non-Compete Vessel Interest following the lapse or

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non-exercise (or deemed non-exercise) of such option (including any purchase rights that may arise under Article V) and any applicable provisions of the Framework Agreement, be forever free, to continue to own, operate, charter and dispose of (in accordance with Article V and Section 9.20) such Existing Non-Compete Vessel; or

(b) the General Partner has elected to cause any Partnership Group Member to purchase, as applicable, such Existing Non-Compete Vessel Interests (the “Election Notice”), in which event the following procedures shall be followed:

(i) After the receipt of the Election Notice by CMRE and, with respect to any JV Vessel Interests, York, as applicable, the Partnership Group, CMRE and, with respect to any JV Vessel Interests, York, shall negotiate in good faith regarding the fair market value of the Existing Non-Compete Vessel Interests that are subject to the Election Notice and the terms that are not specified in the form of the purchase agreement attached hereto as Annex A (the “unspecified terms”) of the Election Notice on which the Existing Non-Compete Vessel Interests will be sold to the applicable Partnership Group Member. If CMRE, the Partnership Group and, if applicable, York agree on the fair market value of the Existing Non-Compete Vessel Interests that are subject to the Election Notice and the unspecified terms of the Election Notice during the 30 calendar-day period (the “Election Period”) after receipt by CMRE, and, as applicable, York of the Election Notice, the General Partner shall cause any Partnership Group Member to purchase, as applicable, the Existing Non-Compete Vessel Interests on such terms as soon as commercially practicable after such agreement has been reached. The Parties agree to and accept the terms of the form of the purchase agreement attached hereto as Annex A, and such terms shall apply to the sale and purchase of any Existing Non-Compete Vessel Interests pursuant to this Section 4.1, except to the extent otherwise mutually agreed by the applicable Parties.

(ii) If CMRE, the Partnership Group and, as applicable, York are unable to agree on the fair market value of the Existing Non-Compete Vessel Interests that are subject to the Election Notice or the unspecified terms of the Election Notice during the Election Period, the General Partner shall appoint a Shipbroker prior to the fifth business day following the end of the Election Period to determine the fair market value of the Existing Non-Compete Vessel Interests and/or the unspecified terms on which the CMRE, the Partnership Group and, with respect to any JV Vessel Interests, York are unable to agree. Unless otherwise agreed by the parties, the consideration shall be 100% cash. In determining the fair market value of the Existing Non-Compete Vessel Interests and the unspecified terms on which the Existing Non-Compete Vessel Interests are to be sold, the Shipbroker will have access to the proposed sale and purchase values and terms for the Election Notice submitted by CMRE, the Partnership Group and, with respect to any JV Vessel Interests, York, and to all information prepared by or on behalf of the Partnership Group relating to the Existing Non-Compete Vessel Interests and reasonably requested by such Shipbroker.

Such Shipbroker shall be required to determine the fair market value of the Existing Non-Compete Vessel Interests and/or the unspecified terms on which the CMRE, the Partnership Group and, with respect to any JV Vessel Interests, York are unable to agree within 30 calendar days of its engagement and furnish CMRE, the Partnership Group and, with respect to JV Vessels, York its determination. The fees and expenses of the Shipbroker will be divided equally between CMRE, the Partnership Group and, with respect to any JV Vessel Interests, York. Upon receipt of such determination, the General Partner will have the option, but not the obligation:

(A) to cause any Partnership Group Member to purchase the Existing Non-Compete Vessel Interests for the fair market value, and on the unspecified terms determined by the Shipbroker, as soon as commercially practicable after determinations have been made; or

(B) to elect not to cause any Partnership Group Member to purchase such Existing Non-Compete Vessel Interests, in which event CMRE or, the York Entity or the JV Entity, as applicable, and their respective Affiliates shall, subject to the other terms of this Agreement which expressly continue to apply to such Existing Non-Compete Vessel

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Interests following the lapse or the non-exercise (or deemed non-exercise) of such option (including Article V) and any applicable provisions of the Framework Agreement, be forever free to continue to own, operate, charter and dispose of (in accordance with Article V and Section 9.20) such Existing Non-Compete Vessel. If the General Partner does not provide a notice of such election to CMRE or, as applicable, to the JV Entity, within 10 business days of the Shipbroker’s determination, it shall be deemed to have elected not to cause any Partnership Group Member to purchase such Existing Non-Compete Vessel Interests.

(iii) If the General Partner chooses to exercise the option for a Partnership Group Member to purchase the Existing Non-Compete Vessel Interests, the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of Existing Non-Compete Vessel Interests substantially in the form of the agreement attached hereto as Annex A. Pursuant to such purchase and sale agreement, CMRE, and with respect to any JV Vessel Interests, York shall be obligated to sell the Existing Non-Compete Vessel Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Existing Non-Compete Vessel Interests from CMRE and, with respect to any JV Vessel Interests, York.

(iv) The decision to purchase the Existing Non-Compete Vessel Interests that are subject to the Election Notice, the fair market value to be paid for the Existing Non-Compete Vessel Interests that are subject to the Election Notice, and the other terms of the purchase shall be initiated and proposed by Management but shall be subject to approval by the Conflicts Committee.

(c) If the General Partner does not provide an Election Notice to CMRE and, with respect to any JV Vessel Interests, York within the Election Confirmation Period, the General Partner shall be deemed to have chosen not to cause any Partnership Group Member to purchase, as applicable, the relevant Existing Non-Compete Vessel Interests and the provisions of Section 4.1(a) above shall apply.

Section 4.2. Procedures for New Non-Compete Vessels. Subject to Section 2.3 above, following the Non-Compete Commencement Date, in the event that (a) a Partnership Group Member acquires, operates or puts under charter Non-Five-Year Vessels in accordance with Section 3.2(b)(i), or (b) a CMRE Entity or, with respect to any JV Vessel, a JV Entity, as applicable, acquires, operates or puts under charter Five-Year Vessels in accordance with Section 2.2(b), (c) or (d)(i), in any such case “New Non-Compete Vessels”, then not later than (i) 36 months after delivery to the charterer, with respect to newbuild New-Non-Compete Vessels or (ii) 24 months after the consummation of the acquisition or the commencement of operations or charter, with respect to secondhand New-Non-Compete Vessels (the “New Non-Compete Notice Period”), such acquiring entity (the “Acquiring Party”) shall notify (i) CMRE, in the case of an acquisition by a Partnership Group Member or (ii) the General Partner, in the case of an acquisition by a CMRE Entity and, with respect to any potential JV Vessel, a JV Entity, and offer such party to be notified (each an “Offeree”) the right for any CMRE Entity, JV Entity or Partnership Group Member, as applicable, to purchase the relevant New Non-Compete Vessel Interests, as applicable (the “Offered Assets”), for their fair market value (or, in the case of an acquisition in accordance with Section 2.2(b), if the offer is given substantially simultaneously with the acquisition giving rise to the option in this Section 4.2, the acquisition price) plus, in the case of an acquisition in accordance with Sections 2.2(b), 2.2(d)(i) or 3.2(b)(i), if the offer is given substantially simultaneously with the acquisition giving rise to the option in this Section 4.2, any applicable Break-up Costs, in each case on commercially reasonable terms in accordance with this Section 4.2 (the “Offer”); provided, however that, during the New Non-Compete Notice Period, (a) a Partnership Group Member will be subject to such requirement to provide the Offer to CMRE for purchase any New Non-Compete Vessel Interests only if, at the time of such Offer, the relevant New Non-Compete Vessel is a Non-Five-Year Vessel and (b) CMRE and, with respect to any JV Vessel Interests, York and any JV Entity will be subject to such requirement to provide the Offer to the General Partner for purchase any New Non-Compete Vessel Interests only if, at the time of such Offer, the relevant New Non-Compete Vessel is a Five-Year Vessel; provided, further that if, at the end of the New Non-Compete Notice Period, any New Non-Compete Vessel is a Five-Year Vessel and CMRE and York have not previously notified the General Partner and offered the Partnership Group the right to purchase the applicable New Non-Compete Vessel Interests, the Partnership Group shall have the right to purchase such New Non-Compete Vessel Interests at the end of the New Non-Compete Notice Period and the Acquiring Party shall at that time

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provide the Offer. The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable CMRE Entity and, with respect to any potential JV Vessel Interests, a JV Entity agreed by York and CMRE or Partnership Group Member, including any liabilities to be assumed by the applicable CMRE Entity and, with respect to any potential JV Vessel Interests, JV Entity, as applicable, or Partnership Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. As soon as practicable, but in any event, within 30 calendar days after receipt of the Offer, the Offeree shall notify the Acquiring Party in writing that either:

(a) CMRE and, with respect to any potential JV Vessel Interests, a JV Entity, as applicable, have elected not to purchase (or not to cause any of their respective permitted Affiliates to purchase) or the General Partner has elected not to cause any Partnership Group Member to purchase, as applicable, such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to Section 2.2(c) and to the other terms of this Agreement which expressly continue to apply to such Offered Assets following the lapse or the non-exercise (or deemed non exercise) of such option (including any purchase rights that may arise under Article V) and any applicable provisions of the Framework Agreement, be forever free to continue to own, operate, charter and dispose of (in accordance with Article V and Section 9.20) such Offered Assets. If no notice is provided by the Offeree under this clause (a) within 30 calendar days after receipt of the Offer, it shall be deemed to have notified of its election not to purchase, and not to cause any other person to purchase, the Offered Assets; or

(b) CMRE and, with respect to any potential JV Vessel Interests, a JV Entity, as applicable, have elected to purchase (or to cause any of their respective permitted Affiliates to purchase) or the General Partner has elected to cause any Partnership Group Member to purchase, as applicable, such Offered Assets, in which event the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other unspecified terms of the Offer on which the Offered Assets will be sold to the applicable CMRE Entity and, with respect to any potential JV Vessel Interests, a JV Entity, or Partnership Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the unspecified terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of CMRE’s and, as applicable, a JV Entity’s election to purchase (or election to cause any of its respective permitted Affiliates to purchase) or of the General Partner’s election to cause any Partnership Group Member to purchase, as applicable, the Offered Assets, CMRE and, with respect to any potential JV Vessel Interests, a JV Entity, as applicable, shall purchase (or cause any of their respective permitted Affiliates to purchase) or the General Partner shall cause any Partnership Group Member to purchase, as applicable, the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached. The Parties agree to and accept the terms of the form of the purchase agreement attached hereto as Annex A, and such terms shall apply to the sale and purchase of any New Non-Compete Vessel Interests pursuant to this Section 4.2, except to the extent otherwise mutually agreed by the applicable Parties.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any of the Offer terms during the Offer Period, the General Partner shall appoint a Shipbroker prior to the fifth business day following the end of the Offer Period to determine the fair market value of the Offered Assets and/or the unspecified terms on which the Acquiring Party and the Offeree are unable to agree. Unless otherwise agreed by the parties, the consideration shall be 100% cash. In determining the fair market value of the Offered Assets and unspecified terms on which the Offered Assets are to be sold, the Shipbroker will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party and the Offeree relating to the Offered Assets and reasonably requested by such Shipbroker.

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Such Shipbroker shall be required to determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the unspecified terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the Shipbroker will be divided equally between the Acquiring Party and the Offeree; provided that with respect to any JV Vessel Interests, such fees and expenses will be divided equally between the CMRE Entity, York and the Partnership Group Member. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) in the case that the Offeree is CMRE and, with respect to any potential JV Vessel Interests, a JV Entity, as applicable, to purchase or cause any of their respective/permitted Affiliates to purchase, or in the case that the Offeree is the General Partner, to cause any Partnership Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the unspecified terms determined by the Shipbroker, as soon as commercially practicable after determinations have been made; or

(B) in the case that the Offeree is CMRE and, with respect to any potential JV Vessel Interests, a JV Entity, as applicable, to elect not to purchase or to cause any of their respective permitted Affiliates to purchase, or in the case that the Offeree is the General Partner, to elect not to cause any Partnership Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to Section 2.2(c) and to the other terms of this Agreement which expressly continue to apply to such Offered Assets following the lapse or the non-exercise (or deemed non-exercise) of such option (including Article V) and any applicable provisions of the Framework Agreement, be forever free to continue to own, operate and dispose of (in accordance with Article V and Section 9.20) such Offered Assets. If the Offeree does not provide a notice of such election to CMRE, the JV Entity or, as applicable, the General Partner, within 10 business days of the Shipbroker’s determination, it shall be deemed to have elected not to purchase and not to cause their respective Affiliates to purchase such Offered Assets and subject to the other terms of this Agreement and any applicable provisions of the Framework Agreement, the Acquiring Party shall be forever free, subject to the terms of this Agreement, to continue to own, operate, charter and dispose of (in accordance with Article V and Section 9.20) the containership vessel in question.

(iii) The decision to purchase the Offered Assets, the fair market value to be paid for the Offered Assets, and the other terms of the purchase shall be initiated and proposed by Management but shall be subject to approval by the Conflicts Committee.

Section 4.3. Scope of Prohibition. If CMRE, any York Entity, any Partnership Group Member or any of their respective Affiliates engages in the ownership or operation of Five-Year Vessels or , as applicable, Five-Year Vessel Interests in the case of a CMRE Entity, and in the case of JV Vessels or, as applicable, JV Vessel Interests which are Five-Year Vessels or, as applicable, Five-Year Vessel Interests, a JV Entity or York Entity, as applicable, or Non-Five-Year Vessels or, as applicable, Non-Five-Year Vessel Interests in the case of a Partnership Group Member, pursuant to any of the exceptions described in Sections 2.2 or 3.2, as applicable, the relevant Party and its Affiliates may not subsequently expand that portion of their business other than pursuant to the exceptions contained in such Sections 2.2 or 3.2; provided that, notwithstanding the foregoing, the provisions of Section 2.3 shall be applicable to and binding upon the Parties. Except as otherwise expressly provided in this Agreement or the MLP Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the CMRE Entities, JV Entities, the York Entities or the Partnership Group Members.

Section 4.4. Enforcement; Consents.

(a) Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach

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by any such Party of its covenants and agreements set forth in this Article IV would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of this Article IV.

(b) The Parties acknowledge that the business opportunity procedures set forth in this Article IV are subject to obtaining any and all written consents of governmental authorities and other third parties and to the terms of all agreements existing in respect of the Offered Assets. Each Party hereby covenants and agrees to use its commercially reasonable efforts to obtain any such consents required to be obtained by it in connection with giving effect to the business opportunity procedures set forth in this Article IV.

ARTICLE V

RIGHTS OF FIRST OFFER

Section 5.1. Rights of First Offer.

(a) The CMRE Entities, and, with respect to any JV Vessels Interests, the JV Entities and York Entities, as applicable, hereby grant the MLP a right of first offer on any proposed Transfer of any Five-Year Vessel Interests owned or acquired by any CMRE Entity, and, with respect to any JV Vessel Interests, any JV Entity or York Entity, as applicable.

(b) The Parties acknowledge that all potential Transfers of Five-Year Vessel Interests pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such Five-Year Vessel Interests. Each Party hereby covenants and agrees to use its commercially reasonable efforts to obtain any such consents required to be obtained by it in connection with giving effect to the procedures set forth in this Article V.

Section 5.2. Procedures for Rights of First Offer.

(a) In the event that a CMRE Entity, and, with respect to any JV Vessel Interests, a JV Entity or a York Entity, as applicable, (a “Transferring Party”) proposes to Transfer any Five-Year Vessel Interests (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give the General Partner (a “Potential Transferee”), written notice setting forth all material terms and conditions (including, without limitation, the purchase price or the terms of the charter agreement and a description of the Sale Asset(s)) on which such Transferring Party desires to Transfer the Sale Assets (a “Transfer Notice”).

(b) After delivery of a Transfer Notice, the Transferring Party then shall be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, the Transferring Party will be permitted to Transfer, or agree in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period, provided that the terms of such Transfer are generally no less favorable to the Transferring Party than those included in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE VI

EXISTING VESSEL INTERESTS PURCHASE OPTION

Section 6.1. Option to Purchase the Valence Interests.

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(a) CMRE hereby grants to the Partnership Group the unconditional right and option to purchase for fair market value at any time and from time to time within 12 months after the Closing Date, all of the Valence Interests (or, pursuant to Section 6.2, the Substitute Vessel Interests).

(b) The Parties acknowledge that the potential transfer of the Valence Interests, pursuant to this Article VI is subject to obtaining any and all written consents of governmental authorities and other third parties and to the terms of all agreements existing as of the date hereof in respect of the Valence Interests, including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Valence Interests and the consummation of the acquisition of such containership vessel, as applicable. CMRE hereby covenants and agrees to use its commercially reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Valence Interests, pursuant to this Article VI.

Section 6.2. Procedures.

(a) If the General Partner decides to exercise the option for a Partnership Group Member to purchase the Valence Interests, it will provide, within 12 months of the Closing Date, written notice to CMRE of such exercise, the fair market value it proposes to pay for the Valence Interests, and the other material terms of the purchase (the “Existing Option Exercise Notice”). The decision to purchase the Valence Interests that are subject to the Existing Option Exercise Notice, the fair market value to be paid for the Valence Interests that are subject to the Existing Option Exercise Notice, and the unspecified terms of the purchase shall be initiated and proposed by the General Partner but shall be subject to approval by the Conflicts Committee; provided that CMRE has the option, exercisable in its sole discretion either before or within the Existing Option Exercise Period (as defined below), to replace the Valence Interests with the Substitute Vessel Interests, in which case the provisions of Section 6.1(b) and the remaining provisions of this Section 6.2 shall apply to such Substitute Vessel Interests instead of the Valence Interests. If CMRE exercises such option within the Existing Option Exercise Period, the Existing Option Exercise Period shall be extended for a period of 30 calendar days from date of such exercise and the General Partner shall be permitted to revise the Existing Option Exercise Notice to reflect the potential purchase of the Substitute Vessel Interests instead of the Valence Interests. If the Partnership Group Member and CMRE are unable to agree on the fair market value of the Valence Interests that are subject to the Existing Option Exercise Notice and/or the unspecified terms of the Existing Option Exercise Notice during the 30-day period (the “Existing Option Exercise Period”) after receipt by CMRE of the Existing Option Exercise Notice, the General Partner shall appoint a Shipbroker prior to the fifth business day following the end of the Existing Option Exercise Period to determine the fair market value of the Valence Interests and/or the unspecified terms on which the Partnership Group Member and CMRE are unable to agree. Unless otherwise agreed by the parties, the consideration shall be 100% cash. In determining the fair market value of the Valence Interests and/or the unspecified terms on which the Valence Interests are to be sold, the Shipbroker will have access to the proposed sale and purchase values and terms for the Existing Option Exercise Notice submitted by the Partnership Group Member and CMRE, respectively, and to all information prepared by or on behalf of the Partnership Group Member and CMRE with respect to the Valence Interests and reasonably requested by such Shipbroker. Such Shipbroker shall be required to determine the fair market value of the Valence Interests and/or the unspecified terms on which the Partnership Group Member and CMRE are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and CMRE its determination. The fees and expenses of the Shipbroker will be divided equally between the Partnership Group Member and CMRE. Upon receipt of such determination, the Partnership Group Member will have the option, but not the obligation in to purchase the Valence Interests for the fair market value and on the unspecified terms determined by the Shipbroker, as soon as commercially practicable after such determinations have been made.

(b) If the General Partner chooses to exercise the option for a Partnership Group Member to purchase the Valence Interests, the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the Valence Interests substantially in the form of the agreement attached hereto as Annex A. Pursuant to such purchase and sale agreement, CMRE shall be obligated to sell the Valence Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Valence Interests from CMRE. The Parties agree to and accept the terms of the form of the purchase agreement attached hereto as Annex A, and such terms shall apply to the sale and purchase of the Valence Interests pursuant to this Article VI, except to the extent otherwise mutually agreed by the applicable Parties.

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(c) If the General Partner (i) chooses or is deemed to have chosen not to exercise the option for a Partnership Group Member to purchase the Valence Interests at the price determined by the Shipbroker under Section 6.2 (a) or (ii) does not exercise the option for a Partnership Group Member to purchase the Valence Interests within 12 months of the Closing Date, all future rights to purchase the Valence Interests by the Partnership Group will be extinguished (subject to any purchase rights that may arise under Article V).

ARTICLE VII

NEW BUILD INTERESTS PURCHASE OPTION

Section 7.1. Option to Purchase the New Build Interests

(a) CMRE and York hereby agree to offer to the Partnership Group the right and option to purchase for fair market value all of the Hull NCP0113 Interests, Hull NCP0114 Interests, Hull NCP0115 Interests, Hull NCP0116 Interests, Hull S2121 Interests, Hull S2122 Interests, Hull S2123 Interests, Hull S2124 Interests and Hull S2125 Interests (each, a “New Build Interest” and collectively, the “New Build Interests”) at any time within 36 months after any of Hull NCP0113, Hull NCP0114, Hull NCP0115, Hull NCP0116, Hull S2121, Hull S2122, Hull S2123, Hull S2124 or Hull S2125 has been accepted by its charterer (such 36-month period with respect to each New Build Interest, the “New Build Interest Option Period”) according to the procedures set forth in Section 7.2 of this Agreement.

(b) The Parties acknowledge that the potential transfer of the New Build Interests, as applicable, pursuant to this Article VII is subject to obtaining any and all written consents of governmental authorities and other third parties and to the terms of all agreements existing as of the date hereof in respect of the New Build Interest, as applicable, including, without limitation, any rights of first refusal of the parties to such agreements to purchase the New Build Interest, as applicable. Each of CMRE and York hereby covenants and agrees to use its commercially reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of each of the New Build Interest pursuant to this Article VII.

Section 7.2. Procedures.

(a) CMRE and York shall, at any time and from time to time within the New Build Interest Option Period, notify the General Partner and offer the General Partner the right to cause any Partnership Group Member to purchase the Hull NCP0113 Interests, Hull NCP0114 Interests, Hull NCP0115 Interests, Hull NCP0116 Interests, Hull S2121 Interests, Hull S2122 Interests, Hull S2123 Interests, Hull S2124 Interests and Hull S2125 Interests, as applicable (the “Applicable New Build Interests” and the applicable containership vessel, the “Applicable New Build Vessel”) for fair market value pursuant to Section 7.1(a); provided, however that, during the relevant New Build Interest Option Period, CMRE and York will be subject to such requirement to provide notice and offer the Applicable New Build Vessel Interests only if, at the time of such notice and offer, the Applicable New Build Vessel constitutes a Five-Year Vessel; provided, further that if, at the end of the New Build Interest Option Period, any Applicable New Build Vessel constitutes a Five-Year Vessel and CMRE and York have not previously notified the General Partner and offered the General Partner the right to cause any Partnership Group Member to purchase the relevant Applicable New Build Vessel Interests, the Partnership Group shall have the right to purchase the relevant Applicable New Build Vessel Interests at the end of the New Build Interest Option Period and CMRE and York shall at that time offer the relevant Applicable New Build Vessel Interests.

(b) If the General Partner decides to exercise the option for a Partnership Group Member to purchase the Applicable New Build Interests, it will provide, within 10 business days of receipt of notice and offer to purchase pursuant to Section 7.2(a) (or of the last day of the New Build Interest Option Period, if the last proviso of Section 7.2(a) applies), written notice to CMRE and York of such exercise and the fair market value it proposes to pay for the Applicable New Build Interests (the “New Build Option Exercise Notice”). The decision to purchase the Applicable New Build Interests subject to the New Build Option Exercise Notice and the fair market value to be paid for the Applicable New Build Interests subject to the New Build Option Exercise Notice shall be initiated and proposed by Management but shall be subject to approval by the Conflicts Committee. If the Partnership Group Member, York and CMRE are unable to agree on the fair market value of the Applicable New Build Interests that are subject to the New Build Option Exercise Notice and the unspecified terms of the New Build Option Exercise Notice during the 30-day period (the “New Build Option Exercise Period”) after receipt by CMRE of the New

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Build Option Exercise Notice, the General Partner shall appoint a Shipbroker prior to the fifth business day following the end of the New Build Option Exercise Period to determine the fair market value of the Applicable New Build Interests and/or the unspecified terms on which the Partnership Group Member and CMRE are unable to agree. Unless otherwise agreed by the parties, the consideration shall be 100% cash. In determining the fair market value of the Applicable New Build Interests and/or the unspecified terms on which the Applicable New Build Interests are to be sold, the Shipbroker will have access to the proposed sale and purchase values and terms for the New Build Option Exercise Notice submitted by the Partnership Group Member, York and CMRE, respectively, and to all information prepared by or on behalf of the Partnership Group Member, York and CMRE with respect to the Applicable New Build Interests and reasonably requested by such Shipbroker. Such Shipbroker shall be required to determine the fair market value of the Applicable New Build Interests and/or the unspecified terms on which the Partnership Group Member, York and CMRE are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member, York and CMRE its determination. The fees and expenses of the Shipbroker will be divided equally between the Partnership Group Member, York and CMRE. Upon receipt of such determination, the Partnership Group Member will have the option, but not the obligation to purchase the Applicable New Build Interests for the fair market value and on the other terms determined by the Shipbroker, as soon as commercially practicable after such determinations have been made.

(c) If the General Partner chooses to exercise the option for a Partnership Group Member to purchase the Applicable New Build Interests under Section 7.2(b), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the Applicable New Build Interests substantially in the form of the agreement attached hereto as Annex A. Pursuant to such purchase and sale agreement, CMRE shall be obligated to sell the Applicable New Build Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Applicable New Build Interests from CMRE. The MLP, York and CMRE agree to and accept the terms of the form of the purchase agreement attached hereto as Annex A, and such terms shall apply to any purchase and sale of the New Build Interests pursuant to this Article VII, except to the extent otherwise mutually agreed by the applicable Parties.

(d) If the General Partner notifies CMRE and York that it chooses not to exercise the option for a Partnership Group Member to purchase the Applicable New Build Interests at the price determined by the Shipbroker under Section 7.1(b), all future rights to purchase the Applicable New Build Interests by the Partnership Group will be extinguished. If the General Partner (i) does not provide CMRE and York with a New Build Option Exercise Notice within 10 business days of receipt of notice and offer to purchase pursuant to Section 7.2(a) (or of the last day of the New Build Interest Option Period, if the last proviso of Section 7.2(a) applies), the General Partner shall be deemed to have chosen not to exercise the option for a Partnership Group Member to purchase the Applicable New Build Interest in accordance with this paragraph (d) and all future rights to purchase the Applicable New Build Interests by the Partnership Group will be extinguished (subject to any purchase rights that may arise under Article V).

ARTICLE VIII

INDEMNIFICATION

Section 8.1. CMRE Indemnification. Subject to the provisions of Section 8.2 and Section 8.3, CMRE shall indemnify, defend and hold harmless the Partnership Group from and against: (a) any Covered Environmental Losses relating to the assets contributed by the CMRE Entities to the Partnership Group prior to or on the Closing Date (the “Contribution Assets”) to the extent that CMRE is notified by the MLP of any such Covered Environmental Losses within five years after the Closing Date; (b) Losses to the Partnership Group arising from (i) the failure of the Partnership Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Contribution Assets as are necessary to enable the Partnership Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the CMRE Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities or (ii) the failure of the Partnership Entities to have by the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the CMRE Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities, in each of clauses (i) and (ii) above, to the extent that CMRE is notified by

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the MLP of such Losses within three years after the Closing Date; and (c) all federal, state, foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the CMRE Entities that may result from the consummation of the formation transactions for the Partnership Group and the MLP, but excluding any federal, state, foreign and local income taxes reserved on the books of the Partnership Group on the Closing Date.

Section 8.2. Limitation Regarding Indemnification. The aggregate liability of CMRE under Section 8.1(a) above shall not exceed $5,000,000 for all relevant containership vessels. Furthermore, no claim may be made against CMRE for indemnification pursuant to Section 8.1(a), unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case CMRE shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000.

Section 8.3. Indemnification Procedures.

(a) The Partnership Group Members agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 8.1, they will provide notice thereof in writing to CMRE specifying the nature of and specific basis for such claim.

(b) CMRE shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in Section 8.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Partnership Group unless it includes (i) a full release of the Partnership Group from such matter or issues, as the case may be and (ii) no admission of fault or wrong doing on the part of any member of the Partnership Group.

(c) The Partnership Group Members agree to cooperate fully with CMRE with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 8.1, including, without limitation, the prompt furnishing to CMRE of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of the members of the Partnership Group to be utilized in connection with such defense, the making available to CMRE of any files, records or other information of the Partnership Group that CMRE considers relevant to such defense and the making available to CMRE of any employees of the Partnership Group; provided, however, that in connection therewith CMRE agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Partnership Group Member pursuant to this Section 8.3 (except as the Partnership Group may consent). In no event shall the obligation of the Partnership Group to cooperate with CMRE as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VIII; provided, however, that the Partnership Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. CMRE agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but CMRE shall have the right to retain sole control over such defense.

(d) In determining the amount of any Loss for which any of the members of the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, and (ii) all amounts recovered by the Partnership Group under contractual indemnities from third Persons. The Partnership Group hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Partnership Group in connection with such efforts shall be promptly reimbursed by CMRE in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

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ARTICLE IX

MISCELLANEOUS

Section 9.1. Choice of Law; Submission To Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York. Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York and to venue in New York, New York.

Section 9.2. Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier or electronic mail to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier or by electronic mail shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 9.2.

Section 9.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 9.4. Termination. Upon a Change of Control of the General Partner or of the MLP, the provisions of Articles II, III, IV and V of this Agreement shall terminate immediately. Upon a Change of Control of CMRE, the provisions of Articles II, III, IV and V of this Agreement applicable to any CMRE Entity, York or the JV Entities shall terminate at the time that is the later of (a) the date on which all of the MLP’s outstanding subordinated units have converted to common units of the MLP and (b) the date of the Change of Control of CMRE. In addition, if the General Partner exercises its right to delegate management of the MLP to a board of directors of the MLP, then on the date on which a majority of the directors of the MLP ceases to consist of directors that were (1) appointed by the General Partner and (2) recommended for election by a majority of the appointed directors, the provisions of Articles II, III, IV and V applicable to CMRE and, as applicable, York or a JV Entity shall terminate immediately.

Section 9.5. Waiver; Effect of Waiver or Consent. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the MLP and the General Partner may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable determination of the General Partner, will adversely affect the holders of common units of the MLP. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights.

Section 9.6. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP and the General Partner may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable determination of the General Partner, will adversely affect the holders of common units of the MLP.

Section 9.7. Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

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Section 9.8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 9.9. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 9.10. Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 9.11. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 9.12. Withholding or Granting of Consent. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 9.13. Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 9.14. Negotiation of Rights of CMRE, Limited Partners, Assignees and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of CMRE and no limited partner, member, assignee or other Person of the MLP or York shall have the right, separate and apart from CMRE, York or the MLP, as applicable, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

Section 9.15. Conflict with Framework Agreement. To the extent that any express provision of this Agreement conflicts with any provision of the Framework Agreement, the Parties agree that the provisions of this Agreement shall control.

Section 9.16. Conflicts Committee Determinations. It is understood and agreed that any requirement under this Agreement that the Conflicts Committee approve the fair market value of a containership vessel or related interests or the terms of a transaction related thereto shall be deemed satisfied in relation to the MLP if the Conflicts Committee determines that the relevant transaction is fair to the MLP from a financial point of view.

Section 9.17. Restrictive Covenant Agreement. It is understood and agreed that if Konstantinos Konstantakopoulos is required to offer a containership vessel or business to CMRE that CMRE in turn would be required to offer to the General Partner for purchase by the Partnership Group under the non-competition provisions of this Agreement, the General Partner can require CMRE to exercise its right under the Restrictive Covenant Agreement and cause such containership vessel or business to be offered to the General Partner, in accordance with the provisions of Articles II, III and IV of this Agreement. Furthermore, it is understood and agreed that if CMRE should purchase a Five-Year Vessel or a containership vessel that later becomes a Five-Year Vessel from Konstantinos Konstantakopoulos, such acquisition and containership vessel will be subject to the provisions of Articles II, III and IV of this Agreement.

Section 9.18. Delegation of Management of MLP. It is understood and agreed that, if the General Partner exercises its right to delegate management of the MLP to a board of directors of the MLP, then the provisions of this Agreement relating to the decision-making responsibilities of and provision of notices to the General Partner shall be deemed to apply instead to the board of directors of the MLP.

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Section 9.19. Effectiveness. It is understood and agreed that this Agreement has been executed and delivered to the Parties and that, without any further action by any Party to this Agreement, this Agreement will automatically become effective concurrent with and as of the Closing Date; provided, however, that this Agreement shall have no effect prior to the Closing Date and will automatically terminate if the Closing Date does not occur on or prior to March 31, 2015.

Section 9.20. Transfer Restrictions. Subject to any Transfer made in accordance with the provisions of Article V, York shall not sell, transfer or otherwise dispose of any of their JV Vessel Interests, enter into any agreement in respect of any rights, title or interests attaching to such JV Vessel Interests to the extent such JV Vessel Interests remain subject to an option which has neither been exercised or lapsed for any Partnership Group Member to acquire such JV Vessel Interests or to any right to purchase such JV Vessel Interests under Article V or enter into any agreement, conditional or otherwise, to do any of the foregoing, unless (a) if the proposed transferee is not a York Entity, CMRE has provided a prior written consent and (b) an agreement from the proposed transferee, in a form reasonably satisfactory to the General Partner, to become party to this Agreement and to be bound by the terms of Article VII of this Agreement has been obtained.

Section 9.21. York Capital Covenant. York Capital, on behalf of itself and the York Funds, shall cause York to perform its obligations under this Agreement and to take any and all steps necessary or reasonably desirable to perform such obligations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on October 1, 2014, to be automatically effective as of the Closing Date.

COSTAMARE INC.,

By:	/s/ Anastassios Gabrielides
Name: Anastassios Gabrielides
Title: General Counsel and Secretary

Address for Notice:

Costamare Inc.
60 Zephyrou Street &
Syngrou Avenue
17564 Athens Greece
Telephone:	+30-210-949-0050
Fax:	+30-210-949-6454
Attention:	Anastassios Gabrielides
(General Counsel and Secretary)

COSTAMARE ventures INC.,

By:	/s/ Anastassios Gabrielides
Name: Anastassios Gabrielides
Title: Secretary

Address for Notice:

Costamare Ventures Inc.
60 Zephyrou Street &
Syngrou Avenue
17564 Athens Greece
Telephone:	+30-210-949-0050
Fax:	+30-210-949-6454
Attention:	Anastassios Gabrielides
(Secretary)

Signature Page to

Omnibus Agreement

COSTAMARE PARTNERS LP

By: COSTAMARE PARTNERS GP LLC, its general partner

By:	/s/ Gregory Zikos
Name: Gregory Zikos
Title: Chief Financial Officer

Address for Notice:

Costamare Partners LP
60 Zephyrou Street &
Syngrou Avenue
17564 Athens Greece
Telephone:	+30-210-949-0050
Fax:	+30-210-949-6454
Attention:	Gregory Zikos
(Chief Financial Officer of Costamare Partners GP LLC)

COSTAMARE PARTNERS GP LLC

By:	/s/ Gregory Zikos
Name: Gregory Zikos
Title: Chief Financial Officer

Address for Notice:

Costamare Partners GP LLC
60 Zephyrou Street &
Syngrou Avenue
17564 Athens Greece
Telephone:	+30-210-949-0050
Fax:	+30-210-949-6454
Attention:	Gregory Zikos
(Chief Financial Officer)

Signature Page to

Omnibus Agreement

COSTAMARE PARTNERS HOLDINGS LLC

SOLE MEMBER: COSTAMARE PARTNERS LP

By: COSTAMARE PARTNERS GP LLC, its general partner

By:	/s/ Gregory Zikos
Name: Gregory Zikos
Title: Chief Financial Officer

Address for Notice:

Costamare Partners Holdings LLC
60 Zephyrou Street &
Syngrou Avenue
17564 Athens Greece
Telephone:	+30-210-949-0050
Fax:	+30-210-949-6454
Attention:	Gregory Zikos
(Chief Financial Officer of Costamare Partners GP LLC)

Signature Page to

Omnibus Agreement

SPARROW HOLDINGS, L.P.,

By: YORK GLOBAL FINANCE MANAGER, LLC, its general partner

By:	/s/ John J. Fosina
Name: John J. Fosina
Title: Chief Financial Officer

Address for Notice:

Sparrow Holdings L.P.
c/o York Capital Management Europe (UK) Advisors LLP
23 Saville Row, 4th Floor
London W1S 2ET, United Kingdom
Telephone:	+44-207-907-5600
Fax:	+44-207-907-5601
Email:	sparrow@yorkcapital.com
Attention:	Legal Department

BLUEBIRD HOLDINGS, L.P.,

By: YORK EUROPEAN OPPORTUNITIES DOMESTIC HOLDINGS, LLC, its general partner

By:	/s/ John J. Fosina
Name: John J. Fosina
Title: Chief Financial Officer

Address for Notice:

Bluebird Holdings L.P.
c/o York Capital Management Europe (UK) Advisors LLP
23 Saville Row, 4th Floor
London W1S 2ET, United Kingdom
Telephone:	+44-207-907-5600
Fax:	+44-207-907-5601
Email:	sparrow@yorkcapital.com
Attention:	Legal Department

Signature Page to

Omnibus Agreement

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS LLC, on behalf of itself and as agent for the York Funds,

By:	/s/ John J. Fosina
Name: John J. Fosina
Title: Chief Financial Officer

Address for Notice:

York Capital Management Global Advisors LLC
c/o York Capital Management Europe (UK) Advisors LLP
23 Saville Row, 4th Floor
London W1S 2ET, United Kingdom
Telephone:	+44-207-907-5600
Fax:	+44-207-907-5601
Email:	sparrow@yorkcapital.com
Attention:	Legal Department

Signature Page to

Omnibus Agreement

SCHEDULE I

List of York Funds

1.	York Capital Management L.P.

2.	York Multi-Strategy Master Fund, L.P.

3.	York Credit Opportunities Fund, L.P.

4.	York Credit Opportunities Investments Master Fund, L.P.

5.	York European Opportunities Investments Master Fund, L.P.

6.	York European Focus Master Fund, L.P.

7.	York European Distressed Credit Fund, L.P.

ANNEX A

[Form of purchase and sale agreement]